SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                May 18, 2009

AVT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53372	11-3828743
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

341 Bonnie Circle, Suite 102, Corona, CA 92880
(Address of principal executive offices)

(951) 737-1057
(Registrant’s Telephone Number)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 18, 2009, the Board of Directors of AVT, Inc., a Nevada corporation (the “Company”), received notice that its primary auditor, Lawrence Scharfman & Co. (“Scharfman”), had resigned.

On May 18, 2009, the Board of Directors retained Larry O’Donnell, CPA, P.C., 2228, South Fraser Street, Unit I, Aurora, Colorado 80014 (“O’Donnell”), as primary auditor, effective May 18, 2008, as approved by the Board of Directors.

Scharfman audited the Company’s financial statements for its 2007 and 2008 fiscal years.  The audit reports of Scharfman on the Company’s financial statements for the 2007 and 2008 fiscal years were qualified with the following going concern language:  “the accompanying financial statements have been prepared assuming that the company will continue as a going concern.  The company’s existence is dependent upon management’s ability to develop profitable operations. Management anticipates the Company will attain profitable status and liquidity through continued developing, marketing and selling of its products and services.”

During the Company’s two most recent fiscal years and any subsequent interim period preceding the resignation of Mr. Scharfman, there were no reportable events or disagreements with Mr. Scharfman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Mr. Scharfman, would have caused the Company to make reference to the subject matter of the disagreement(s) in connection with this report.

The Company has provided a copy of this disclosure to Scharfman, and requested that Scharfman furnish the Company with a letter, within the time periods prescribed by Item 304 (a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether Scharfman agrees with the statements made by the Company and, if not, stating the respects in which Scharfman does not agree.

A copy of the former accountants’ response to this Report on Form 8-K is attached hereto as Exhibit 16.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVT, Inc.
/s/	Natalie Russell ________________________
By:	Natalie Russell
Its:	Chief Financial Officer